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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.         )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
DIGITAL DOMAIN MEDIA GROUP, INC. (Name of Registrant As Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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DIGITAL DOMAIN MEDIA GROUP, INC.
10250 SW Village Parkway
Port St. Lucie, FL 34987
(772) 345-8000

Dear Shareholder:

        The accompanying Information Statement is furnished to holders of shares of common stock, par value $0.01 per share (the "Common Stock"), of Digital Domain Media Group, Inc. (the "Company", "our", "we" or "us"). On June 7, 2012, we entered into a securities purchase agreement (the "Purchase Agreement") with certain institutional investors (the "Purchasers") pursuant to which we agreed to issue and sell to the Purchasers an aggregate of 1,500,004 shares of our Common Stock at a purchase price of $7.00 per share, and warrants (the "Warrants") to purchase up to 600,000 additional shares of our Common Stock at an exercise price (subject to adjustment) of $8.05 per share, for an aggregate purchase price of $10.5 million. Such issuance and sale were consummated on June 8, 2012.

        The Common Stock is listed on the New York Stock Exchange. Under the rules of the New York Stock Exchange, the holders of a majority of the outstanding shares of Common Stock must approve the issuance of any and all securities issuable pursuant to the terms of the Purchase Agreement and the Warrants. By written consent dated as of June 7, 2012, the holders of a majority of the outstanding shares of the Common Stock on such date approved the issuance of any and all securities issuable pursuant to the terms of the Purchase Agreement and the Warrants (the "Shareholder Action").

        The accompanying Information Statement is being provided to you for your information to comply with the requirements of the Securities Exchange Act of 1934, as amended. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with this document. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        Under the rules of the Securities and Exchange Commission, the Shareholder Action will not be effective until 20 calendar days after we have mailed this Information Statement to our shareholders. As a result, no adjustment shares will be issued under the Purchase Agreement and the Warrants will not be exercisable to the extent that shareholder approval is required to issue such adjustment shares or shares issuable upon exercise of the Warrants until the Shareholder Action is effective. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of our shareholders.

By Order of the Board of Directors of Digital Domain Media Group, Inc.

John C. Textor Chairman and Chief Executive Officer

 SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF DIGITAL DOMAIN MEDIA GROUP, INC.

DIGITAL DOMAIN MEDIA GROUP, INC.
10250 SW Village Parkway
Port St. Lucie, FL 34987
(772) 345-8000

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT
June     , 2012
 About this Information Statement

        This Information Statement is being mailed on or about June     , 2012 to the holders of record at the close of business on June 29, 2012 of shares of common stock, par value $0.01 per share (the "Common Stock"), of Digital Domain Media Group, Inc., a Florida corporation (the "Company", "we", "us" or "our").

        On June 7, 2012, we entered into a securities purchase agreement (the "Purchase Agreement") with certain institutional investors (the "Purchasers") pursuant to which we agreed to issue and sell to the Purchasers an aggregate of 1,500,004 shares of our Common Stock at a purchase price of $7.00 per share, and warrants (the "Warrants") to purchase up to 600,000 additional shares of our Common Stock at an exercise price (subject to adjustment) of $8.05 per share, for an aggregate purchase price of $10.5 million (the "Offering"). Such issuance and sale were consummated on June 8, 2012.

        The Common Stock is listed on the New York Stock Exchange (the "NYSE"). Under the rules of the NYSE, the holders of a majority of the outstanding shares of Common Stock must approve the issuance of any and all securities issuable pursuant to the terms of the Purchase Agreement and the Warrants. By written consent dated as of June 7, 2012, the holders of a majority of the outstanding shares of the Common Stock on such date approved the issuance of any and all securities issuable pursuant to the terms of the Purchase Agreement and the Warrants (the "Shareholder Action").

        Under the rules of the Securities and Exchange Commission (the "SEC"), the Shareholder Action will not be effective until 20 calendar days after we have mailed this Information Statement to our shareholders. No adjustment shares will be issued under the Purchase Agreement and the Warrants will not be exercisable to the extent that shareholder approval is required to issue such adjustment shares or shares issuable upon exercise of the Warrants until the Shareholder Action is effective.

        For further information about the Offering and the related transactions, see the section entitled and "Summary of Transaction" in this Information Statement.

 Summary of Transaction

        The following is a summary of the material terms of the agreements relating to the Offering and related transactions. The following summary is qualified in its entirety by reference to the respective complete texts of the applicable underlying definitive agreements, which we have filed with the SEC as exhibits to our Current Report on Form 8-K filed with the SEC on June 8, 2012. We urge you to read these agreements in their entirety.

        On June 7, 2012, we entered into the Purchase Agreement with the Purchasers pursuant to which we issued and sold to the Purchasers an aggregate of 1,500,004 shares of the Common Stock, at a purchase price of $7.00 per share, and the Warrants for an aggregate purchase price of $10.5 million. The Offering was consummated on June 8, 2012.

        Under the terms of the Purchase Agreement, the effective purchase price of the Common Stock may be reset based on the trading prices of the Common Stock during a defined reset period; provided that, subject to the terms and conditions of the Purchase Agreement, we may be required to issue further additional shares of the Common Stock at one or more additional specified times if the additional shares of the Common Stock are not freely tradable for certain specified minimum periods. During such reset period, the Purchasers and their trading affiliates are restricted from engaging in any "short sale" transactions with respect to the Common Stock.

        Under the terms of the Warrants, the holders thereof are entitled to exercise the Warrants to purchase up to an aggregate of 600,000 shares of the Common Stock at an initial exercise price of $8.05 per share, during the five-year period beginning six months after the date of the issuance of the Warrants. The exercise price of the Warrants is subject to antidilution price protection and adjustment for stock splits, stock dividends, recapitalizations, and similar transactions.

        The offer, issuance and sale of the shares of the Common Stock and the Warrants in the Offering are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. Accordingly, the shares of the Common Stock and the Warrants issued in the Offering, and the shares of the Common Stock underlying such Warrants, have not been registered under the Securities Act, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. Each of the Purchasers has represented to us that it is an "accredited investor" as defined in Rule 501(a) of Regulation D.

Outstanding Voting Securities

        The Company has fixed the close of business on June 29, 2012 as the record date for purposes of determining the shareholders entitled to receive copies of this Information Statement. As of the record date, there were                        shares of Common Stock outstanding. Each issued and outstanding share of Common Stock has one vote on any matter submitted to a vote of shareholders. On the date of the Shareholder Action, the shareholders party thereto held 28,872,199 shares, or approximately        % of the then outstanding shares of Common Stock.

 Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information about beneficial ownership of the Common Stock as of June 12, 2012 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of the Common Stock, (ii) each of the Company's directors and named executive officers and (iii) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person's family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person's name.

	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Executive Officers and Directors
John C. Textor(2)	10,532,670	23.9%
Jonathan F. Teaford(3)	2,417,146	5.5%
John M. Nichols(4)	50,000	*
Edwin C. Lunsford, III(5)	322,000	*
Jody R. Madden	—	*
Darin K. Grant	—	*
Cliff A. Plumer(6)	779,500	1.8%
Ed J. Ulbrich(7)	80,000	*
Jeffrey W. Lunsford(8)	112,500	*
Kevin C. Ambler(9)	37,500	*
Casey L. Cummings(10)	37,500	*
John W. Kluge, Jr.(11)	112,500	*
Kaleil Isaza Tuzman(12)	37,500	*
All directors and executive officers as a group (13 persons)	14,518,816	31.8%
5% Shareholders
PBC GP III, LLC(13)	16,497,383	37.9%
Comvest Capital II, LP(14)	3,359,141	7.2%

*
Beneficial ownership percentage is less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after June 12, 2012, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock held by them. Applicable percentage ownership is based on 43,545,320 shares of the Common Stock outstanding as of June 12, 2012.

(2)
Consists of (i) 9,708,838 shares of the Common Stock, (ii) 450,000 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012 and (iii) 373,832 shares of the Common Stock held by Wyndcrest DD Investment Holdings, LLC. The managing member of Wyndcrest DD Investment Holdings, LLC is Wyndcrest Holdings, LLC, and the managing member of Wyndcrest Holdings, LLC is Textor Ventures, Inc. Mr. Textor, as the president and sole director of Textor Ventures, Inc., holds voting power and investment power over the shares of the Common Stock beneficially owned by Wyndcrest DD Investment Holdings, LLC and disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein.

(3)
Consists of (i) 2,292,146 shares of the Common Stock held by Elk River Investments, LLLP, an entity wholly owned by Mr. Teaford, his wife and Elk River Management, LLC, an entity managed by

  Mr. Teaford and his wife, and (ii) 125,000 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012.

(4)
Consists of (i) 50,000 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012.

(5)
Consists of (i) 2,000 shares of the Common Stock and (ii) 320,000 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012.

(6)
Consists of 779,500 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012. Mr. Plumer was Chief Executive Officer of Digital Domain until October 2011; since his resignation from such position, he continued to serve the Company as Production and Studio Development Executive Advisor until February 2012.

(7)
Consists of 80,000 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012.

(8)
Consists of 112,500 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012.

(9)
Consists of 37,500 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012.

(10)
Consists of 37,500 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012.

(11)
Consists of 112,500 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012.

(12)
Consists of 37,500 shares of the Common Stock underlying options that are exercisable within 60 days of June 12, 2012.

(13)
PBC GP III, LLC is the sole manager of each of PBC Digital Holdings, LLC, PBC Digital Holdings II, LLC, PBC MGPEF DDH, LLC and PBC DDH Warrants, LLC. PBC GP III, LLC is managed by a Board of Managers consisting of Nathan Ward, Shaun McGruder, Michael Schmickle and James Harpel and all decisions require a vote of 66 2/3% of the members of the Board of Managers. The shares attributed to PBC GP III, LLC in the table consist of (i) an aggregate of 8,038,340 shares of the Common Stock beneficially owned by PBC Digital Holdings, LLC, (ii) an aggregate of 3,054,057 shares of the Common Stock beneficially owned by PBC Digital Holdings II, LLC, (iii) an aggregate of 4,734,575 shares of the Common Stock beneficially owned by PBC MGPEF DDH, LLC and (iv) an aggregate of 670,411 shares of the Common Stock beneficially owned by PBC DDH Warrants, LLC. PBC GP III, LLC disclaims beneficial ownership of all of the shares of the Common Stock, beneficially owned by these four holders of our securities. The business address for each of PBC GP III, LLC, PBC Digital Holdings, LLC, PBC Digital Holdings II, LLC, PBC MGPEF DDH, LLC and PBC DDH Warrants, LLC is 505 S. Flagler Drive, Suite 1400, West Palm Beach, Florida 33401.

(14)
Consists of (i) 145,000 shares of the Common Stock and (ii) 3,212,121 shares of the Common Stock underlying immediately convertible debt. The general partner of Comvest Capital II, L.P. is ComVest Capital II Partners L.P., and the general partner of ComVest Capital II Partners L.P. is ComVest Capital II Partners UGP, LLC. Robert O'Sullivan is the managing partner of ComVest Capital II Partners UGP, LLC. Mr. O'Sullivan holds investment and voting power over our securities held by Comvest Capital II, L.P. and disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The address for Comvest Capital II, L.P. is CityPlace Tower, 525 Okeechobee Blvd. Suite 1050, West Palm Beach, Florida 33401.

Description of Common Stock

        The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 25,000,000 shares of Preferred Stock, par value $0.01 per share. The following is a summary of the rights of the holders of the Common Stock, and related provisions of our amended and restated articles of incorporation and amended and restated bylaws, and certain provisions of the Florida Business Corporation Act (the "FBCA"). For more detailed information, please see our amended and restated articles of incorporation and amended and restated bylaws, as filed as exhibits to the Company's Registration Statement on Form S-1 relating to the initial public offer of the Common Stock, and to the applicable provisions of the FBCA.

        As of June 29, 2012, the record date for this Information Statement, the Company had outstanding                        shares of Common Stock, held by approximately             shareholders. As of June 29, 2012, the Company had no shares of Preferred Stock outstanding.

        The holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. The holders of Common Stock do not have preemptive rights to subscribe for additional shares of any class that may be issued by us, and no share of Common Stock is entitled in any manner to any preference over any other share of such stock.

        The holders of shares of Common Stock are entitled to receive dividends when, as and if declared by our board of directors in its sole and absolute discretion out of funds legally available therefor. Upon the Company's dissolution, the holders of Common Stock are entitled to share, pro rata, in our net assets after payment of or provision for all of our debts and liabilities, and after provision for any class of preferred stock or other senior security which may be issued by us. Each share of Common Stock is entitled to participate on a pro rata basis with each other share of such stock in dividends and other distributions declared on shares of any class of Common Stock.

Shareholder Approval

NYSE Shareholder Approval Requirements

        Section 312.03 of the NYSE Listed Company Manual requires that a listed company obtain the consent of its shareholders prior to issuing securities if the number of shares of common stock to be issued, or if the number of shares of common stock into which such securities may be convertible or exercisable, exceeds either (i) 1% of the number of shares of such company's common stock outstanding before the issuance of such securities, if such issuance is made to any substantial security holder of the company or other related party of the company, or (ii) 20% of the number of shares of such company's common stock outstanding before the issuance of such securities (the "Exchange Cap"). The maximum number of shares of Common Stock issuable, without taking into account the Exchange Cap, under the Purchase Agreement and upon the exercise of the Warrants may represent, in the aggregate when combined with other securities recently issued to the Purchasers, in excess of (i) 1% of the number of shares of the Common Stock outstanding before the issuance of such securities, with such issuance being made to any substantial security holder of securities exercisable for and convertible into the Common Stock, or (ii) 20% of the number of shares of the Common Stock outstanding before the issuance of such securities.

Written Consent

        By written consent dated as of June 8, 2012, the holders of a majority of the outstanding shares of the Common Stock approved the issuance of any and all securities issued and issuable, without taking into account the otherwise applicable Exchange Cap, pursuant to the terms of the Purchase Agreement and the Warrants.

Dissenters' Rights of Appraisal

        Shareholders have no rights under Florida law, our amended and restated articles of incorporation or our amended and restated bylaws to exercise dissenters' rights of appraisal with respect to the transactions described herein.

Proxies Are Not Solicited

        We Are Not Asking You For A Proxy And You Are Requested Not To Send Us a Proxy.

 Interest of Certain Persons in or Opposition to Matters to Be Acted upon

        None of the Company's current or former officers or directors have any substantial interest in the transactions described herein, other than to the extent that they are shareholders of the Company.

Proposals by Security Holders

        Not applicable.

Delivery of Documents to Security Holders Sharing an Address

        If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as "householding", is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to the Company at 10250 SW Village Parkway, Port St. Lucie, FL, 34987, Attention: Corporate Secretary, or by telephone at (772) 345-8000. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company's principal executive offices.

Where You Can Find More Information

        The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information the Company files at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The Company's filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

By Order of the Board of Directors,

John C. Textor Chairman and Chief Executive Officer

QuickLinks

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
DIGITAL DOMAIN MEDIA GROUP, INC. 10250 SW Village Parkway Port St. Lucie, FL 34987 (772) 345-8000
SCHEDULE 14C INFORMATION STATEMENT Pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
Summary of Transaction
Outstanding Voting Securities
Security Ownership of Certain Beneficial Owners and Management
Description of Common Stock
Shareholder Approval
Proxies Are Not Solicited
Interest of Certain Persons in or Opposition to Matters to Be Acted upon
Proposals by Security Holders
Delivery of Documents to Security Holders Sharing an Address
Where You Can Find More Information